UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 1, 2004, Lyondell Chemical Company (“Lyondell”) filed a Current Report on Form 8-K to report the completion of the business combination between Lyondell and Millennium Chemicals Inc. (“Millennium”), and other related matters. Lyondell is filing this Current Report on Form 8-K/A to amend only Item 9.01, as reported in such previous Current Report, to provide the financial statements and financial information required by Item 9.01(a) and (b) hereof. Except for the filing of the financial statements and financial information and related exhibits, the Current Report on Form 8-K filed on December 1, 2004 is not being amended or updated in any manner.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

1.	Millennium audited consolidated balance sheets as of December 31, 2003 and 2002 and the related consolidated statements of operations, cash flows and changes in shareholders’ equity (deficit) and notes thereto for each of the three years in the period ended December 31, 2003; and the report of PricewaterhouseCoopers LLP thereon, which are included in Amendment No. 5 to its Form 10-K for the year ended December 31, 2003 (File No. 001-12091), which financial statements, to the extent herein described, are incorporated herein by reference.

2.	Millennium consolidated balance sheets as of September 30, 2004 and December 31, 2003 and the related consolidated statements of operations for the three month and nine month periods ended September 30, 2004 and 2003, and consolidated statements of cash flows for the nine month periods ended September 30, 2004 and 2003, and notes thereto which are included in Amendment No. 1 to its Form 10-Q for the quarterly period ended September 30, 2004 (File No. 001-12091), which financial statements, to the extent herein described, are incorporated herein by reference.

3.	Equistar Chemicals, LP consolidated balance sheets as of December 31, 2003 and 2002 and the related consolidated statements of income, cash flows and partners’ capital and notes thereto for each of the three years in the period ended December 31, 2003 and the report of PricewaterhouseCoopers LLP thereon, which are incorporated by reference into Amendment No. 5 to the Form 10-K of Millennium from Amendment No. 1 to the Form 10-K of Millennium (File No. 001-12091), which financial statements, to the extent herein described are incorporated by reference.

(b)	Unaudited Pro Forma Financial Information of Lyondell Chemical Company

(c	)	Exhibits

		2.1*	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Lyondell’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

		3.1**	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company

		4.27*	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

		4.27(a)**	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

		4.28*	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

		8.1**	Tax Opinion of Baker Botts L.L.P.

		8.2**	Tax Opinion of Weil, Gotshal & Manges LLP

		10.16*	Amended and Restated 1999 Incentive Plan (filed as Annex F to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference)

		10.22**	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP

		23.1	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Millennium Chemicals Inc.

		23.2	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Equistar Chemicals, LP

		99.1**	Press Release

*	Incorporated by reference as indicated.

**	Filed with the Form 8-K as originally filed on December 1, 2004.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and explanatory notes present how the combined financial statements of Lyondell, Millennium and Equistar may have appeared had the businesses been combined as of the dates indicated, reflecting Lyondell’s acquisition of Millennium on November 30, 2004. The unaudited pro forma condensed combined financial statements reflect the acquisition as if it had been completed as of January 1, 2003 for purposes of the unaudited pro forma condensed combined statements of income, and September 30, 2004 for purposes of the unaudited pro forma condensed combined balance sheet. As a result of the transaction, Lyondell controls Equistar, a joint venture with Millennium previously accounted for by Lyondell and by Millennium using the equity method of accounting.

These statements do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had the transaction actually been consummated as of such dates, and are not necessarily indicative of the future results of operations or the future financial position of Lyondell. These statements do not reflect the effects of any transition or restructuring costs which may be incurred in connection with integrating Millennium’s operations, or of any savings that may be obtained through combining operations of the companies. Lyondell retired $200 million principal amount of its 9.875 percent senior secured notes, Series B, in the three months ended December 31, 2004 and has called an additional $200 million of the same series for redemption in January 2005, in each case at 104.938 percent of par. The pro forma financial statements do not reflect the effects of this debt payment activity. Lyondell intends to continue its debt reduction plan as industry conditions and operating performance continue to improve.

The unaudited pro forma condensed combined financial statements include estimates to adjust assets and liabilities of Millennium, and a portion of the assets and liabilities of Equistar, to their respective fair values based on information available at this time. These estimates may vary from the estimates in the final accounting for the acquisition as additional information becomes available.

The unaudited pro forma condensed combined financial statements have been derived from and should be read together with the consolidated financial statements and notes of Lyondell and Equistar as set forth in Lyondell’s and Equistar’s reports on Form 10-Q for the nine months ended September 30, 2004 and Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, and the consolidated financial statements and notes of Millennium as set forth in Millennium’s report on Form 10-Q/A for the nine months ended September 30, 2004, filed on February 14, 2005, and Annual Report on Form 10-K/A for the year ended December 31, 2003, filed on February 14, 2005.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

Millions of dollars, except share and per share data	Lyondell Historical	Millennium Historical	Equistar Historical	Adjustments		Pro Forma
Sales and other operating revenues	$3,573	$1,433	$6,500	$(694)	(a)	$10,812

Operating costs and expenses	3,481	1,370	6,211	(694)	(a)	10,401
				(7)	(b)
				16	(c)
				29	(d)
				3	(e)
				1	(f)
				(1)	(g)
				(5)	(h)
				(3)	(i)

Operating income	92	63	289	(33)		411
Interest expense	(333)	(78)	(171)	3	(j)	(557)
				2	(k)
				16	(l)
				4	(m)
Interest income	8	5	6			19
Other income (expense), net	(13)	(6)	(4)			(23)

Income (loss) before income taxes and equity investments	(246)	(16)	120	(8)		(150)

Income from equity investments:
Equistar Chemicals, LP	93	36	—	(129)	(n)	—
LYONDELL-CITGO Refining LP and other	211	—	—			211

	304	36	—	(129)		211

Income before income taxes	58	20	120	(137)		61
Provision for (benefit from) income taxes	20	13	—	(3)	(o)	30

Net income	$38	$7	$120	(134)		$31

Basic income per share	$0.21					$0.13
Diluted income per share	$0.21					$0.13

Basic weighted average shares outstanding (in thousands)	177,451					239,166	(p)
Diluted weighted average shares outstanding (in thousands)	178,666					240,675	(p)

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

Millions of dollars, except share and per share data	Lyondell Historical	Millennium Historical	Equistar Historical	Adjustments		Pro Forma
Sales and other operating revenues	$3,801	$1,687	$6,545	(671)	(a)	$11,362

Operating costs and expenses	3,802	1,741	6,634	(671)	(a)	11,584
				23	(b)
				22	(c)
				39	(d)
				4	(e)
				1	(f)
				(1)	(g)
				(6)	(h)
				(4)	(i)

Operating loss	(1)	(54)	(89)	(78)		(222)

Interest expense	(415)	(98)	(215)	5	(j)	(691)
				4	(k)
				22	(l)
				6	(m)
Interest income	23	6	8			37
Other income (expense), net	15	(5)	(43)			(33)

Loss before income taxes and equity investments	(378)	(151)	(339)	(41)		(909)

Income (loss) from equity investments:
Equistar Chemicals, LP	(228)	(100)	—	328	(n)	—
LYONDELL-CITGO Refining LP and other	125	—	—			125

	(103)	(100)	—	328		125

Loss before income taxes and cumulative effect of accounting change	(481)	(251)	(339)	287		(784)
Benefit from income taxes	(179)	(66)	—	(14)	(o)	(259)

Net loss before cumulative effect of accounting change	$(302)	$(185)	$(339)	301		$(525)

Basic and diluted loss per share before cumulative effect of accounting change	$(1.84)					$(2.33)

Basic and diluted weighted average shares outstanding (in thousands)	164,288					225,105	(p	)

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2004

Millions of dollars	Lyondell Historical	Millennium Historical	Equistar Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$531	$313	$147			$991
Accounts receivable, net	542	342	813	(112)	(q)	1,585
Inventories	369	370	497	70	(b)	1,463

Prepaid expenses and other current assets	70	71	34	157	(r)	175
Deferred tax assets	243	—	—			243

Total current assets	1,755	1,096	1,491	115		4,457
Property, plant and equipment, net	2,521	719	3,198	181	(c)	7,155
				536	(d)
Investment in Equistar Chemicals, LP	985	475	—	847	(s)	—
				(2,307)	(t)
Other Investments and long-term receivables	1,076	—	60			1,136
Goodwill, net	1,080	104	—	(104)	(u)	2,191
				1,019	(v)
				92	(w)
Other assets, net	380	42	376	64	(e)	850
				13	(f)
				(7)	(h)
				(21)	(i)
				30	(x)
				(14)	(j)
				(13)	(k)

Total assets	$7,797	$2,436	$5,125	431		$15,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$473	$268	$581	(112)	(q)	$1,210
Notes payable	—	—	—			—
Current maturities of long-term debt	100	6	1			107
Income taxes payable and other accrued liabilities	332	170	233	86	(y)	821

Total current liabilities	905	444	815	(26)		2,138
Long-term debt	3,952	1,401	2,312	181	(l)	7,883
				37	(m)
Other liabilities and deferred revenues	705	366	380	110	(h)	1,593
				28	(i)
				(10)	(z)
				14	(g)
Deferred income taxes	1,003	259	—	275	(o)	1,541
				4	(z)
Minority interest	142	30	—			172
Stockholders’ equity & partners’ capital:
Preferred stock	—	—	—			—
Common stock	142	1	—	62	(aa)	204
				(1)	(aa)
Series B common stock	38	—	—			38
Additional paid-in capital	1,597	1,286	—	1,368	(aa)	2,965
				(1,286)	(aa)
Retained deficit	(569)	(988)	—	988	(aa)	(633)
				(60)	(bb)
				(4)	(cc)
Accumulated other comprehensive loss	(78)	(139)	(21)	139	(aa)	(72)
				21	(t)
				6	(z)
Treasury stock, at cost	(40)	(230)	—	230	(aa)	(40)
Unearned restricted shares	—	(1)	—	1	(aa)	—
Deferred compensation	—	7	—	(7)	(aa)	—
Partners’ capital	—	—	1,639	847	(s)	—
				(158)	(dd)
				(2,328)	(t)

Total stockholders’ equity and partners’ capital	1,090	(64)	1,618	(182)		2,462

Total liabilities and equity	$7,797	$2,436	$5,125	431		$15,789

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma financial information relating to Lyondell’s acquisition of Millennium is presented as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003. Certain reclassifications have been reflected on Millennium’s financial statements to conform the presentation to the format used by Lyondell. Additional reclassifications may be necessary in the final accounting for the acquisition.

Lyondell’s accounting for the purchase of Millennium will give effect to conforming Millennium’s accounting policies to Lyondell’s. The pro forma financial statements give effect to the most significant difference in accounting policies, determining the cost of inventories under the last-in, first-out (LIFO) rather than the first-in, first-out (FIFO) method of inventory accounting. No adjustments have been included to conform Millennium’s accounting for stock-based compensation to SFAS No. 123, Accounting for Stock-Based Compensation, as applied by Lyondell, as such amounts would not be material for the nine months ended September 30, 2004 or the twelve months ended December 31, 2003.

The unaudited pro forma condensed combined financial statements give effect to preliminary estimates of the fair value of Millennium’s and 59% of Equistar’s tangible and separately identifiable intangible assets and liabilities. In Lyondell’s final accounting for the acquisition, these amounts may be determined to vary significantly from the preliminary estimates. Any differences in these estimates will change the amount of goodwill relating to Millennium or Equistar.

The value of Millennium’s in-process research and development, and 59% of the value of Equistar’s in-process research and development, together $64 million, will represent a charge to Lyondell’s consolidated net income and equity in the three month period ended December 31, 2004. The effect of such in-process research and development charge has been reflected as a reduction to shareholders’ equity in the unaudited pro forma condensed combined balance sheet and has not been included in the unaudited pro forma condensed combined statements of income since such adjustment is non-recurring in nature.

The unaudited pro forma condensed combined financial information reflects the issuance of 62.3 million shares of Lyondell common stock with an aggregate value of $1,419 million, payment of estimated transaction costs of $20 million, and the fair value of employee stock options of approximately $11 million, for a total pro forma purchase price of $1,450 million. The pro forma purchase price reflects the conversion of Millennium common stock into Lyondell common stock using an exchange ratio of 0.95 applied to 65.6 million shares of Millennium common stock outstanding as of September 30, 2004, valued at the $22.78 share price of Lyondell common stock, which was computed using the average closing price of Lyondell common stock for the period commencing two trading days prior to and ending two trading days after October 5, 2004, the date on which the exchange ratio became fixed without subsequent revision.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Note 2—Millennium Purchase Price and Purchase Accounting Adjustments

The following table provides information regarding the pro forma purchase price, the pro forma adjustments to Millennium’s recorded assets and liabilities, and the pro forma goodwill relating to Millennium:

	September 30, 2004
	(In millions, except share and per share amounts)
Millennium common stock outstanding at September 30, 2004	65,575,231
Pro forma exchange ratio	0.9500

Pro forma Lyondell common stock to be issued	62,296,469
Average closing price of Lyondell common stock	$22.78

Pro forma value of Lyondell common stock		$1,419
Fair value of employee stock options		11
Estimated transaction costs		20

Total pro forma purchase price		1,450
Net assets acquired:
Millennium stockholders’ deficit	(64)
Estimated adjustments to reflect assets acquired at fair value:
Inventories	70
Property, plant and equipment	181
Investment in Equistar	847
Historical Millennium goodwill	(104)
Other long-term assets	73
Estimated adjustments to reflect liabilities at fair value:
Accrued liabilities	(66)
Long-term debt	(181)
Other long-term liabilities	(110)
Other adjustments:
Deferred taxes	(275)
In-process research and development	60

		431

Pro forma goodwill relating to Millennium		$1,019

The unaudited pro forma condensed combined financial statements present adjustments to reflect Millennium assets and liabilities at estimated fair value, based on preliminary estimates of the fair value of Millennium’s tangible and separately identifiable intangible assets and liabilities. In Lyondell’s final accounting for the purchase of Millennium, these values may be determined to vary significantly from the preliminary estimates. Valuations and other studies required to determine the fair value of the acquired assets and liabilities assumed have not been finalized and, accordingly, the adjustments reflected in the pro forma financial statements are preliminary and subject to further revisions.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Any additional adjustments to reflect Millennium assets and liabilities at fair value would affect the pro forma goodwill relating to Millennium, and may affect depreciation or amortization expense in the future. Accordingly, the final valuation could result in significantly different amounts from the amounts presented in the pro forma information. For example, if it were determined that the fair value of Millennium property, plant and equipment exceeds its preliminary estimated fair value by $100 million, goodwill would decrease by a like amount, and depreciation expense would increase by approximately $12 million per year, based on an estimated average remaining useful asset life of 8 years.

The pro forma goodwill relating to Millennium may be reduced, as discussed above, in the final accounting for Lyondell’s purchase of Millennium. However, significant goodwill is expected to result from the transaction.

Note 3—Equistar Purchase Price and Purchase Accounting Adjustments

The acquisition of Equistar through Lyondell’s contribution of assets for its original 41% ownership interest, acquisition of a 29.5% interest from Occidental on August 22, 2002, and acquisition of the remaining 29.5% interest through Lyondell’s acquisition of Millennium, will be accounted for as a step-acquisition. Therefore, 29.5% of each Equistar asset and liability will be recorded at fair value as of November 30, 2004, 29.5% of each Equistar asset and liability will be recorded at an adjusted book value as of November 30, 2004, based on fair value as of August 22, 2002, and the remaining 41% interest will be reflected at its historical carrying value. For purposes of the unaudited pro forma condensed combined financial statements, pro forma adjustments have been included to reflect 29.5% of each Equistar asset and liability at estimated fair value as of September 30, 2004, 29.5% of each Equistar asset and liability at adjusted book value as of September 30, 2004 based on estimated fair value as of August 22, 2002, and the remaining 41% interest at its historical carrying value.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

The following table provides information regarding the pro forma Equistar purchase price, the pro forma adjustments to Equistar’s recorded assets and liabilities and the pro forma Equistar goodwill:

	September 30, 2004
	(In millions)
Historical carrying value of Lyondell’s original asset contribution	$336
Carrying value of 29.5% interest in Equistar purchased from Occidental	649
Estimated fair value of Millennium’s 29.5% interest in Equistar	1,322

Total pro forma purchase price		$2,307
Net assets acquired:
Equistar partners’ capital	1,618
Estimated adjustments to reflect assets acquired at fair value:
Inventories	157
Property, plant and equipment	536
Other long-term assets	(21)
Estimated adjustments to reflect liabilities at fair value:
Long-term debt	(37)
Other long-term liabilities	(42)
Other adjustments:
In-process research and development	4

		2,215

Pro forma goodwill relating to Equistar		$92

The unaudited pro forma condensed combined financial statements present adjustments to reflect the step-acquisition, based on preliminary estimates of the fair value of Equistar’s tangible and separately identifiable intangible assets and liabilities. In Lyondell’s final accounting for the step-acquisition, these values may be determined to vary significantly from the preliminary estimates. Valuations and other studies required to determine the fair value of the acquired assets and liabilities assumed have not been finalized and, accordingly, the adjustments reflected in the pro forma financial statements are preliminary and subject to further revisions.

The historical carrying value of Lyondell’s original asset contribution of $336 million represents Lyondell’s initial contribution of assets to obtain a 41% interest in Equistar, adjusted for the proportionate amount of subsequent Equistar net losses and distributions to partners, and for accretion of the amount by which Lyondell’s underlying interest in Equistar partners’ capital exceeds the carrying value of Lyondell’s investment in Equistar.

The carrying value of $649 million of Lyondell’s 29.5% interest in Equistar purchased from Occidental on August 22, 2002 represents the purchase price of $804 million as of August 22, 2002, adjusted for the proportionate amount of Equistar net losses and distributions to partners for the period from the acquisition to September 30, 2004, and for amortization of the excess purchase price over the underlying interest in Equistar partners’ capital. Lyondell’s purchase price of $804 million for Occidental’s interest was based on equity consideration of $452 million and the recognition of $352 million in deferred tax liabilities related to the interest acquired.

The estimated fair value of Millennium’s 29.5% interest in Equistar of $1,322 million is calculated based on the equity consideration issued for the interest acquired from Occidental on August 22, 2002, adjusted for changes in the Lyondell common stock price through September 30, 2004, pro forma deferred tax liabilities of $263 million, and a premium proportionate to the premium paid in Lyondell’s purchase of Millennium. For purposes of the unaudited pro forma financial statements, Lyondell determined that the August 22, 2002 transaction, representing an observable transaction in the marketplace, is the best available evidence to determine the fair value of Millennium’s investment in Equistar.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Note 4—Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To eliminate sales among Equistar, Lyondell and Millennium and the related cost of sales. The change during the nine month period ended September 30, 2004 and the year ended December 31, 2003 in related profit in inventory was not material.

(b)	To adjust Millennium inventories to estimated fair value and to adjust the related cost of sales from FIFO to LIFO to reflect conformity with Lyondell inventory accounting.

(c)	To adjust Millennium property, plant and equipment to a preliminary estimate of fair value and to adjust the related depreciation over the estimated average remaining useful life of 8 years.

(d)	To adjust 59% of Equistar property, plant and equipment to reflect the step-acquisition and to adjust the related depreciation over an estimated average remaining useful life of 14 years.

(e)	To record Millennium acquired intangible assets other than goodwill at a preliminary estimate of fair value and to adjust the related amortization over the estimated useful life of 15 years.

(f)	To record 59% of Equistar acquired intangible assets other than goodwill to reflect the step-acquisition and to adjust the related amortization over the estimated useful life of 13 years.

(g)	To adjust 59% of Equistar deferred revenue obligation to reflect the step-acquisition and to adjust the related amortization.

(h)	To adjust Millennium pension and other postretirement benefit obligations to fair value by eliminating the amounts for which recognition had been deferred, and to eliminate the related amortization.

(i)	To adjust 59% of Equistar pension and other post retirement benefit obligations to reflect the step-acquisition by eliminating 59% of amounts for which recognition had been deferred, and to eliminate the related amortization.

(j)	To eliminate Millennium’s debt issuance costs and the related amortization.

(k)	To eliminate 59% of Equistar debt issuance costs and the related amortization to reflect the step-acquisition.

(l)	To adjust Millennium long-term debt to fair value, and to adjust interest expense to amortize that amount over the weighted average remaining term of the related debt of 8 years.

(m)	To adjust 59% of Equistar long-term debt to reflect the step-acquisition, and to adjust interest expense to amortize that amount over the weighted average remaining term of the related debt of 6 years.

(n)	To eliminate Lyondell and Millennium historical interests in Equistar net income (loss). The difference of $9 million and $11 million for the nine months ended September 30, 2004 and the twelve months ended December 31, 2003, respectively, between the amount of Equistar income (loss) recorded by Lyondell and its percentage interest in Equistar income (loss) represents the accretion of the amount by which Lyondell’s underlying interest in Equistar partners’ capital exceeds the carrying value of Lyondell’s investment in Equistar.

(o)	To record the income tax effect, using the 35% U.S. federal statutory rate, related to the net pro forma adjustments.

LYONDELL CHEMICAL COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(p)	Lyondell’s pro forma basic and diluted weighted average shares outstanding were calculated as follows (amounts in thousands):

	For the Nine Months Ended September 30, 2004	For the Twelve Months Ended December 31, 2003
Basic weighted average shares outstanding – as reported	177,451	164,288
Millennium weighted average shares outstanding – as adjusted using the exchange ratio	61,715	60,817

Pro forma basic weighted average shares outstanding	239,166	225,105

Diluted weighted average shares outstanding – as reported	178,666	164,288
Millennium weighted average shares outstanding – as adjusted using the exchange ratio	62,009	60,817

Pro forma diluted weighted average shares outstanding	240,675	225,105

(q)	To eliminate intercompany receivable and payable balances among Lyondell, Millennium and Equistar.

(r)	To adjust 59% of Equistar inventories to reflect the step-acquisition.

(s)	To adjust Millennium’s investment in Equistar to estimated fair value and to reflect that adjustment in Equistar partners’ capital.

(t)	To eliminate Lyondell and Millennium investments in Equistar and Equistar associated partners’ capital.

(u)	To eliminate historical Millennium goodwill.

(v)	To record pro forma goodwill relating to Millennium.

(w)	To record pro forma goodwill relating to Equistar.

(x)	To adjust certain Millennium precious metal catalysts to fair value.

(y)	To reflect the accrual of estimated transaction costs associated with Lyondell’s acquisition of Millennium, including amounts related to Millennium incentive change in control provisions and other costs of $66 million.

(z)	To reduce Equistar minimum pension liabilities previously recorded to reflect the step-acquistion.

(aa)	To reflect the issuance of Lyondell common stock, and to eliminate Millennium stockholders’ equity.

(bb)	To reflect the charge to retained deficit upon consummation of the proposed transaction of the preliminary estimate of fair value of Millennium in-process research and development.

(cc)	To reflect the charge to retained deficit upon consummation of the proposed transaction of 59% of Equistar in-process research and development related to the step-acquisition.

(dd)	To eliminate the amount by which Lyondell and Millennium underlying interests in Equistar partners’ capital exceeds the carrying value of their respective investments in Equistar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ KERRY A. GALVIN
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: February 14, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Lyondell’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

3.1**	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company

4.27*	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

4.27(a)**	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

4.28*	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

8.1**	Tax Opinion of Baker Botts L.L.P.

8.2**	Tax Opinion of Weil, Gotshal & Manges LLP

10.16*	Amended and Restated 1999 Incentive Plan (filed as Annex F to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference)

10.22**	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP

23.1	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Millennium Chemicals Inc.

23.2	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Equistar Chemicals, LP

99.1**	Press Release

*	Incorporated by reference as indicated.

**	Filed with the Form 8-K as originally filed on December 1, 2004.